UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2014

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 25, 2014, Goodyear Dunlop Tires Europe B.V. ("GDTE") and certain other European subsidiaries of The Goodyear Tire & Rubber Company (the "Company") amended and restated the definitive agreements for the Company’s pan-European accounts receivable securitization facility (the "Facility"). The most significant changes to the Facility are an extension of the term through 2019 and the flexibility to designate annually the maximum amount of funding available under the Facility in an amount of not less than €45 million and not more than €450 million. From October 17, 2014 to October 15, 2015, the designated maximum amount of the Facility will be €380 million. The flexibility to designate annually the amount of funding available under the Facility will enable the Company to reduce fees for the unutilized portion of the Facility.

The Facility involves an ongoing daily sale of substantially all of the trade accounts receivable of certain subsidiaries of GDTE to a bankruptcy-remote French company controlled by one of the liquidity banks in the Facility. These subsidiaries retain servicing responsibilities. Utilization under the Facility is based on eligible receivable balances.

The funding commitments under the Facility will expire upon the earliest to occur of: (a) September 25, 2019, (b) the non-renewal and expiration (without substitution) of all of the back-up liquidity commitments, (c) the early termination of the Facility according to its terms (generally upon an Early Amortisation Event (as defined in the Facility), which includes, among other things, events similar to the events of default under the Company’s senior secured credit facilities; certain tax law changes; or certain changes to law, regulation or accounting standards), or (d) our request for early termination of the Facility. The Facility is subject to the customary renewal of its back-up liquidity commitments, which expire on October 15, 2015.

The Facility has customary representations, warranties, covenants and Early Amortisation Events. In addition, it is an Early Amortisation Event under the Facility if GDTE’s ratio of Consolidated Net J.V. Indebtedness to Consolidated European J.V. EBITDA for a period of four consecutive fiscal quarters is greater than 3.00 to 1.00 at the end of any fiscal quarter. This financial covenant is substantially similar to the covenant included in the Company’s European Revolving Credit Agreement, as amended and restated on April 20, 2011.

Credit Agricole Corporate and Investment Bank and Natixis are the joint lead arrangers for the Facility. Currently, there are back-up liquidity commitments from Credit Agricole Corporate and Investment Bank, Natixis and Barclays Bank PLC, and/or their respective conduits, to support €380 million of funding. Credit Agricole Corporate and Investment Bank, Natixis, and Barclays Bank PLC, and certain of their respective affiliates, have from time to time performed, and may in the future perform, banking, financial advisory and investment banking services for the Company and its affiliates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

October 1, 2014	By:	Laura K. Thompson

Name: Laura K. Thompson
Title: Executive Vice President and Chief Financial Officer